SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]


Check the appropriate box:

[ ]    Preliminary Proxy Statement          [ ]   Confidential, for Use of the
[X]    Definitive Proxy Statement                 Commission Only (as permitted
[ ]    Definitive Additional Materials            by Rule 4a-6(e)(2))
[ ]    Soliciting Material Pursuant to
       Rule l4a-11(c) or Rule 14a-12

                               CYLINK CORPORATION
                               ------------------
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X]    No fee required.

[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)    Title of each class of securities to which transactions applies:

(2)    Aggregate number of securities to which transactions applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)    Proposed maximum aggregate value of transaction:

(5)    Total fee paid:

[ ]    Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)    Amount previously paid:

(2)    Form, Schedule or Registration Statement No.:

(3)    Filing party:

(4)    Date filed:

                              CYLINK CORPORATION

                                 ------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 14, 1999

                                 ------------


To the Shareholders of Cylink Corporation:


     Notice is hereby given that the Annual Meeting of Shareholders of Cylink Corporation, a California corporation (the "Company"), will be held at the Sheraton Four Points Hotel, 1100 North Mathilda Avenue, Sunnyvale, California 94089, at 2:00 p.m., local time, on May 14, 1999, for the following purposes:

   1. Election Of Directors. To elect three directors of the Company to serve until the 2002 Annual Meeting of Shareholders or until their successors are elected and qualified.

   2. Other  Business. To  transact  such  other  business  as may properly come
      before   the  Annual  Meeting  of  Shareholders  and  any  adjournment  or postponement thereof.

     The foregoing items of business are more fully described in the Proxy Statement which is attached hereto and made a part hereof. The Board of Directors has fixed the close of business on March 29, 1999 as the record date for determining the shareholders entitled to notice of and to vote at the 1999 Annual Meeting of Shareholders and any adjournment or postponement thereof.

     All Shareholders are cordially invited to attend the meeting in person. Whether or not you plan to attend, please sign and return the enclosed Proxy as promptly as possible in the envelope enclosed for your convenience. You may revoke your proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.


                                            By  Order of the Board of Directors,




                                            /s/ William P. Crowell
                                            ------------------------------------
                                            William P. Crowell
                                            President   and   Chief   Executive
                                            Officer


Sunnyvale, California
April 19, 1999



--------------------------------------------------------------------------------

                            YOUR VOTE IS IMPORTANT.

  WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, WE URGE YOU TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENVELOPE PROVIDED.

--------------------------------------------------------------------------------

                              Mailed to Shareholders on or about April 19, 1999



                              CYLINK CORPORATION
                               910 HERMOSA COURT
                          SUNNYVALE, CALIFORNIA 94086

                                 ------------

                                PROXY STATEMENT
                    FOR 1999 ANNUAL MEETING OF SHAREHOLDERS

                                 ------------

                              PROCEDURAL MATTERS

General Information

     This Proxy Statement is furnished to the shareholders of Cylink Corporation, a California corporation (the "Company"), in connection with the solicitation by the Board of Directors of the Company (the "Board" or "Board of Directors") of proxies in the accompanying form for use in voting at the 1999 Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held on May 14, 1999, at the Sheraton Four Points Hotel, 1100 North Mathilda Avenue, Sunnyvale, California 94089, at 2:00 p.m., local time, and any adjournment or postponement thereof. The shares represented by the proxies received, properly marked, dated, executed and not revoked will be voted at the Annual Meeting. The Company's headquarters are located at 910 Hermosa Court, Sunnyvale, California 94086.


Quorum And Voting Procedures

     The close of business on March 29, 1999 has been fixed as the record date (the "Record Date") for determining the holders of shares of common stock of the Company (the "Common Stock") entitled to notice of and to vote at the Annual Meeting. As of the close of business on the Record Date, the Company had approximately 29,118,467 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. The presence at the Annual Meeting of a majority of these shares of Common Stock of the Company, either in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.

     In the election of directors, the three candidates receiving the highest number of affirmative votes will be elected as directors. Any other proposals require for approval (i) the affirmative vote of a majority of the shares "represented and voting" and (ii) the affirmative vote of a majority of the required quorum. The required quorum for the transaction of business at the Annual meeting is a majority of the shares of Common Stock issued and outstanding on the Record Date (the "Quorum"). Shares that are voted "FOR", "AGAINST" or "ABSTAIN" in a matter are treated as being present at the meeting for purposes of establishing the Quorum, but only shares voted "FOR" or "AGAINST" are treated as shares "represented and voting" at the Annual Meeting (the "Votes Cast") with respect to such matter. Accordingly, abstentions and broker non-votes, if any, will be counted for purposes of determining the presence or absence of the Quorum for the transaction of business, but will not be counted for purposes of determining the number of Votes Cast with respect to a proposal.


Revocability Of Proxies

     Any proxy given pursuant to the solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company at or before the taking of the vote at the Annual Meeting a written notice of revocation bearing a later date than the proxy, (ii) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of the Company at or before the taking of the vote at the Annual Meeting or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be delivered to Cylink Corporation, 910 Hermosa Court, Sunnyvale, California 94086, Attention: Secretary, or hand-delivered to the Secretary of the Company at or before the taking of the vote at the Annual Meeting.


Solicitation Of Proxies

     The solicitation of proxies will be conducted by mail and the Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company's Common Stock. The Company may conduct further solicitation personally, by telephone or by facsimile through its officers, directors and regular employees, none of whom will receive additional compensation for assisting with the solicitation.


Shareholder Proposals

     To be considered for presentation to the annual meeting of shareholders to be held in the year 2000, a shareholder proposal must be received by the Secretary of Cylink Corporation, 910 Hermosa Court, Sunnyvale, California 94086, no later than December 21, 1999. In addition, a shareholder who intends to present a proposal at the Company's annual meeting of shareholders in the year 2000 without inclusion of the proposal in the Company's proxy materials may wish to provide written notice of such proposal to the Company's Secretary no later than March 5, 2000. If the shareholder proponent does not do so, management may use its discretionary voting authority to vote on such proposal for all of the shares for which executed proxies are received. Further, the Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with the foregoing requirements and other requirements of the proxy rules promulgated by the Securities and Exchange Commission. In order to avoid any dispute as to the date on which a proposal was received by the Company, it is suggested that proponents submit their proposals by certified mail, return receipt requested.

                                PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     As set by the Board of Directors pursuant to the Bylaws of the Company, the authorized number of directors is set at nine. Three directors will be elected at the Annual Meeting to serve as Class 1 directors until the 2002
Annual Meeting of Shareholders or until their successors are elected or appointed and qualified or until the director's earlier resignation or removal. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. The Board has no reason to believe that the persons named below will be unable or unwilling to serve as a director, if elected. Each of the three nominees for director who receives the greatest number of votes will be elected.

     Set forth below are the names and certain information relating to each of the three Class 1 director nominees:


                                                                          Director      Term
Name of Nominee               Class     Age     Position with Company      Since       Expires
---------------------------   -------   -----   -----------------------   ----------   ---------
Elwyn Berlekamp(1)   ......     1        58     Director                     1995       2002
Paul Gauvreau  ............     1        59     Director                       --       2002
Regis McKenna  ............     1        59     Director                     1998       2002


     Set forth below are the names and certain information relating to each of the six current directors whose term as a director of the Company is not expired:


                                                                               Director      Term
Name of Nominee                    Class     Age     Position with Company      Since       Expires
--------------------------------   -------   -----   -----------------------   ----------   ---------
William P. Crowell(3)  .........     2        58     President, Chief            1999        2000
                                                     Executive Officer
                                                     and Director
William W. Harris(1)(4)   ......     2        59     Director                    1995        2000
Howard L. Morgan(1)(4)    ......     2        53     Director                    1995        2000
Leo A. Guthart(2)(3)   .........     3        61     Chairman of                 1984        2001
                                                     the Board
William J. Perry(4)    .........     3        71     Director                    1997        2001
James H. Simons(2)(3)  .........     3        60     Director                    1984        2001

------------
(1) Member of Audit Committee
(2) Member of Compensation Committee
(3) Member of Executive Committee
(4) Member of Nominating Committee


     Dr. Berlekamp has served as a Director of the Company since October 1995. He also co-founded the Company and served as a Director of the Company from 1984 to 1990. From 1994 until 1998, he served as the Chairman of the Board of Trustees of the Mathematical Sciences Research Institute. From 1989 until 1990 he served as the President of Axcom. Dr. Berlekamp has been a professor of mathematics and of electrical engineering and computer science at the University of California since 1971. He is a member of the National Academy of Engineering and a fellow of the American Academy of Arts and Sciences, and holds a B.S., M.S. and Ph.D. in Electrical Engineering from the Massachusetts Institute of Technology.

     Mr. Gauvreau is currently nominated to serve as a Director of the Company. Mr. Gauvreau served as a Director of the Company from 1985 until 1995.
Mr. Gauvreau has served as Chief Financial Officer and Financial Vice President, Treasurer of Pittway Corporation (a principal shareholder of the Company) since 1966. He holds a B.S.C. from Loyola University, Chicago and an M.B.A. from the University of Chicago.

     Mr. McKenna  has  served  as  a  Director  of  the Company since July 1998.
Mr. McKenna has served as the Chairman of The McKenna Group since 1970. Mr. McKenna serves on the board of The Economic Strategies Institute and is a member of the Council on Competitiveness. He serves on the advisory board to Stanford's Graduate School of Business. He is a trustee of Santa Clara
University and is the Chairman of the Board of the Santa Clara University Center for Science, Technology and Society. Mr. McKenna attended St. Vincent College and holds a B.S. from Duquesne University.

     Mr. Crowell became a Director of the Company in 1999. Mr. Crowell has served as President and Chief Executive Officer of the Company since November 1998. He joined the Company as Vice President, Product Development and Strategy in January 1998. Prior to joining the Company, he served as the Deputy Director at the National Security Agency from 1994 to 1997, and previously served as Vice President of the Atlantic Aerospace Electronics Corporation. He holds a B.A. in Political Science from Louisiana State University.

     Dr. William W. Harris has served as a Director of the Company since 1995. Dr. Harris has been a private investor and the Treasurer of KidsPac for the last five years. He holds a B.A. in Psychology from Wesleyan University and a Ph.D. in Urban Studies from the Massachusetts Institute of Technology. Dr. Harris also serves as a Director of Pittway Corporation (a principal shareholder of the Company) and Aptar Group, Inc.

     Dr. Morgan has served as a Director of the Company since 1995 and also served as a Director of the Company from 1984 to 1990. Dr. Morgan has served since June 1989 as the President of ArcaGroup, Inc. a consulting and investment management company. He holds a B.S. in Physics from City College of New York and a Ph.D. in Operations Research from Cornell University. Dr. Morgan also serves as a Director of Franklin Electronic Publishers, Inc., Infonautics, Inc., Kentek Information Systems, Inc., MetaCreations Corporation, Neoware Systems, Inc., Segue Software, Inc. and Unitronix Corporation.

     Dr. Guthart has served as a Director of the Company since 1984. Since 1990, he has served as the Vice Chairman of Pittway Corporation and as the Chairman of the Ademco division of Pittway Corporation (a principal shareholder of the Company). He holds an A.B. in Physics from Harvard and an M.B.A. and a D.B.A. in Finance from Harvard Business School. Dr. Guthart also serves as a Director of Pittway Corporation and Aptar Group, Inc. and is a Trustee of the Acorn Investment Trust.

     Dr.  William  J.  Perry  has  served as a Director of the Company since May
1997. Dr. Perry is currently the Michael and Barbara Berberian Professor at Stanford University, with a joint appointment in the Department of
Engineering-Economic Systems/Operations Research and the Institute for International Studies. Dr. Perry was the 19th Secretary of Defense for the United States of America, serving from February 1994 to January 1997. He also served as the Deputy Secretary of Defense from 1993 until 1994. He holds a B.S. and an M.S. from Stanford University and a Ph.D. from Pennsylvania State University, all in mathematics. He is a member of the National Academy of Engineering and a fellow of the American Academy of Arts and Sciences. Dr. Perry also serves as a Director of United Technologies, Hambrecht & Quist, and the Boeing Company.

     Dr. Simons has served as a Director of the Company since 1984. Dr. Simons has served as the President and Chairman of Renaissance Technologies Corporation since 1982. He holds a B.S. in Mathematics from the Massachusetts Institute of Technology and a Ph.D. in Mathematics from the University of California, Berkeley. Dr. Simons also serves as a Director of Franklin Electronic Publishers, Inc., Numar Corp., Segue Software and Kentec Information Systems.


                 THE BOARD RECOMMENDS A VOTE FOR THE ELECTION
                  OF MESSRS. BERLEKAMP, GAUVREAU AND MCKENNA
                          AS DIRECTORS OF THE COMPANY

Meetings And Committees Of The Board Of Directors

     During the fiscal year ended December 31, 1998, the Board met four times in person and held four telephonic meetings, one of which was held by video conference. Each Director attended no fewer than 75% of all the scheduled meetings of the Board and its committees on which he served after becoming a member of the Board. The Board has four committees, the Audit Committee, the Compensation Committee, the Executive Committee and the Nominating Committee.

     The Audit Committee, which held two meetings in person and one meeting by telephone during the fiscal year ended December 31, 1998, consists of Drs. Harris, Morgan and Berlekamp. The Audit Committee reviews and supervises the Company's financial controls, including selection of the Company's auditors, meeting with the officers of the Company regarding the Company's financial controls, acting upon recommendations of auditors and taking such further action as the Audit Committee deems necessary to complete an audit of the books and accounts of the Company, as well as other matters which may come before it or as directed by the Board.

     The Compensation Committee, which held one scheduled meeting in the fiscal year ended December 31, 1998, consists of Drs. Simons and Guthart. The Compensation Committee reviews and approves the compensation and benefits for the Company's chief executive officer, supervises administration of the
Company's 1994 Stock Incentive Plan (the "1994 Plan") and performs such other duties as may from time to time be determined by the Board.

     The  Nominating  Committee, which held one meeting in the fiscal year ended
December 31, 1998, consists of Drs. Harris, Morgan and Perry. The Nominating Committee is responsible for soliciting recommendations for candidates for the Board of Directors, developing and reviewing background information for candidates and making recommendations to the Board with respect to candidates. Any shareholder wishing to propose a nominee should submit a recommendation in writing to the Company's Secretary, Robert B. Fougner, Esq., indicating the nominee's qualifications and other relevant biographical information.


Compensation Of Directors

     In January 1996, each Director who was not an affiliate or an employee of the Company ("Non-Employee Director") received a grant of options to purchase 8,000 shares, which vest monthly over a four year period. Non-Employee Directors are eligible to receive discretionary awards under the 1994 Plan. In April 1997, Mr. Perry received a grant of options to purchase 50,000 shares, which vest monthly over a four year period. In July 1998, Mr. McKenna received a grant of options to purchase 50,000 shares, which vest monthly over a four year period.

     The Company's Non-Employee Directors receive a $1,000 fee for each Board meeting attended and $1,000 for each committee meeting attended that is not held in conjunction with a Board meeting. All Non-Employee Directors are reimbursed for expenses incurred in connection with attending meetings of the Board. Employee directors of the Company do not receive compensation for their services as directors.


Relationships Among Directors Or Executive Officers

     There are no family relationships among any of the directors or executive officers of the Company.

                                  MANAGEMENT

     The   following   table  sets  forth  certain  information  concerning  the
executive officers of the Company:


Name                        Age                          Position
----                        ---                          --------
William P. Crowell   ......  58     President and Chief Executive Officer
Roger Barnes   ............  51     Vice President Finance and Chief Financial Officer
Yosef A. Cohen    .........  45     Chief Executive Officer, Algorithmic Research, Ltd.
Sarah L. Engel    .........  55     Vice President, Human Resources and Organizational
                                    Development
Robert B. Fougner    ......  47     General Counsel and Secretary
Paul Massie    ............  44     Vice President, Information Systems
Peter J. Slocum   .........  43     Vice President, Engineering
Michael Stewart   .........  50     Vice President, Sales

     Mr. Crowell has served as President and Chief Executive Officer of the Company since November 1998. He joined the Company as Vice President, Product Development and Strategy in January 1998. Prior to joining the Company, Mr. Crowell served as the Deputy Director at the National Security Agency, and has also served as Vice President of the Atlantic Aerospace Electronics Corporation.

     Mr. Barnes joined the Company as Vice President of Finance and Chief Financial Officer in November 1998. Mr. Barnes served as Senior Vice President and Chief Financial Officer for Evolving Systems, Inc. from November 1997 to November 1998. Mr. Barnes served as President and Chief Executive Officer of Formida Software Corporation from February 1996 to June 1997. From February 1995 to February 1996, Mr. Barnes held the position of Director, Technology Corporate Finance at Arthur Andersen & Co., LLP.

     Mr. Cohen has served as the Chief Executive Officer of Algorithmic Research, Ltd, a subsidiary of the Company, since November 1998. Mr. Cohen joined Algorithmic Research as Chief Operating Officer in 1991. Prior to joining Algorithmic Research, he served in various positions with the Isreali Ministry of Defense, most recently as Head of the Computer Section.

     Ms. Engel has served as Vice President of Professional Services since November 1998. She joined the Company as Vice President, Human Resources and Organizational Development in February 1997. Before joining the Company she was an independent consultant specializing in strategic planning, human resources and organizational development.

     Mr. Fougner has been General Counsel and Secretary since joining the Company in December 1989. Prior to joining the Company he was a partner in the New York law firm of Hill, Betts & Nash.

     Mr. Massie joined the Company as Vice President, Business Systems in June 1997. Prior to joining the Company he was with Bay Networks where he was the director of information systems. He has also served as director of computing for Sun Microsystems, Inc. and as director of computer systems and telecommunications for Sterling Software.

     Mr. Slocum joined the Company as Vice President, Engineering in February 1997. From July 1993 to February 1997, he served as Vice President of Engineering for Octel Communications Corporation. Mr. Slocum served as Director of Engineering for Silicon Graphics, Inc. from July 1992 to July 1993 and MIPS Computer Systems, Inc. from August 1990 to July 1992.

     Mr. Stewart joined the Company as Vice President of Sales in February 1999. Prior to joining the Company, Mr. Stewart served as President and Chief Executive Officer of Escalade Networks and as Vice President, Worldwide Systems Sales & Marketing for A.T.M.L.

                             SECURITY OWNERSHIP OF
                   CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock as of March 29, 1999, for
(i) each person who is known by the Company to beneficially own more than 5% of the Company's Common Stock, (ii) each of the Company's directors, (iii) each of the officers appearing in the Summary Compensation Table below and (iv) all directors and executive officers as a group.


                                                                              Shares         Percentage
                  Directors, Nominees For Director,                        Beneficially     Beneficially
                Executive Officers and 5% Shareholders                       Owned(1)         Owned(2)
                --------------------------------------                       --------         --------
Leo A. Guthart(3)    ...................................................      8,941,729          30.7%
Paul R. Gauvreau(4)  ...................................................      8,656,085          29.7%
William W. Harris(5)    ................................................      8,612,729          29.6%
Pittway Corporation(6)  ................................................      8,606,085          29.6%
Kopp Investment Advisors, Inc.(7)   ....................................      2,218,970           7.6%
James H. Simons(8)   ...................................................      1,755,259           6.0%
Bermuda Trust Company, as Trustee of the Lord Jim Trust(9)  ............      1,748,605           6.0%
GeoCapital LLC(10)   ...................................................      1,651,500           5.7%
Elwyn Berlekamp(11)  ...................................................        284,508           *
Yosef A. Cohen(12)   ...................................................        265,521           *
William C. Crowell(13)  ................................................        228,125           *
Robert B. Fougner(14)   ................................................        197,290           *
William J. Perry(15)    ................................................         11,456           *
Howard L. Morgan(16)    ................................................         18,644           *
Sarah L. Engel(17)   ...................................................         15,000           *
Regis McKenna(18)    ...................................................          9,375           *
Peter J. Slocum   ......................................................              0           *
All executive officers and Directors as a group (16 persons)(19)  ......     11,783,551          39.7%

------------
  * Less than 1%.
 (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of March 29, 1999 are deemed outstanding. To the Company's knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person's name.
 (2) Percentage beneficially owned is based on 29,118,467 shares outstanding as of March 29, 1999.
 (3) Includes 8,606,085 shares beneficially owned by Pittway Corporation, of which Dr. Guthart is the Vice Chairman. Dr. Guthart disclaims beneficial ownership of such shares. Also includes 36,644 shares subject to options exercisable within 60 days of March 29, 1999.
 (4) Includes 8,606,085 shares beneficially owned by Pittway Corporation, of which Mr. Gauvreau is the Chief Financial Officer and the Financial Vice President, Treasurer. Mr. Gauvreau disclaims beneficial ownership of such shares.
 (5) Includes 8,606,085 shares beneficially owned by Pittway Corporation, of which Dr. Harris is a Director. Dr. Harris disclaims beneficial ownership of such shares. Also includes 6,644 shares subject to options exercisable within 60 days of March 29, 1999.
 (6) The address of Pittway Corporation is 200 South Wacker Drive, Suite E, Chicago, IL 60606-5802.

                                         (Footnotes continued on following page)

                                       7


(Footnotes continued from previous page)

 (7) Based  on  a  Schedule  13G  filed  on  January  7,  1999,  Kopp Investment
     Advisors, Inc. is the beneficial owner of 2,218,970 shares of the Company's Common Stock. The address of Kopp Investment Advisors, Inc. is 6600 France Avenue So., Suite 672, Edina, MN 55435.
 (8) Includes (a) 1,748,605 shares owned by Bermuda Trust Company, as Trustee of the Lord Jim Trust (a trust of which Dr. Simons and the members of his immediate family are the beneficiaries), and (b) 6,644 shares subject to options exercisable within 60 days of March 29, 1999.
 (9) Bermuda Trust Company, as Trustee of the Lord Jim Trust, holds 1,748,605 shares of the Company's Common Stock in a trust of which Dr. Simons, a Director of the Company, and members of his immediate family are the beneficiaries. The address of Bermuda Trust Company is Murdoch & Co., c/o Bermuda Trust Company Limited, Attn.: Susan Gibbons, Compass Point, 9 Bermudiana Road, Hamilton, HM11, Bermuda.
(10) Based on a Schedule 13G filed on February 10, 1999, GeoCapital LLC is the beneficial owner of 1,651,500 shares of the Company's Common Stock. The address of GeoCapital LLC is 767 Fifth Avenue, 45th floor, New York, NY 10153-4590.
(11) Includes 6,644 shares subject to options exercisable within 60 days of March 29, 1999.
(12) Includes 20,000 shares subject to options exercisable within 60 days of March 29, 1999.
(13) Includes 228,125 shares subject to options exercisable within 60 days of March 29, 1999.
(14) Includes 197,290 shares subject to options exercisable within 60 days of March 29, 1999.
(15) Includes 11,456 shares subject to options exercisable within 60 days of March 29, 1999.
(16) Includes 6,644 shares subject to options exercisable within 60 days of March 29, 1999.
(17) Includes 15,000 shares subject to options exercisable within 60 days of March 29, 1999.
(18) Includes 9,375 shares subject to options exercisable within 60 days of March 29, 1999.
(19) Includes 544,466 shares subject to options exercisable within 60 days of March 29, 1999.


                 EXECUTIVE COMPENSATION AND OTHER INFORMATION


Summary Compensation Table

     The following table sets forth certain information concerning compensation of (i) each person that served as the Company's Chief Executive Officer during the last fiscal year of the Company, (ii) the four other most highly compensated executive officers of the Company, and (iii) up to two former executive officers of the Company who would have been one of the Company's four most highly compensated executive officers had such officer been serving as such at the end of the Company's last fiscal year (collectively, the "Named Executive Officers"):


                          Summary Compensation Table




                                                                             Long-Term
                                                                            Compensation
                                                                             Securities
                                                                             Underlying              All Other
Name And Principal Position        Year      Salary ($)     Bonus ($)       Options (#)          Compensation ($)
---------------------------------- ------   -------------   -----------   ------------------   -----------------------
William P. Crowell(1)    ......... 1998     214,369            82,800          500,000                   56,819 (2)
 President, Chief Executive        1997                                        350,000
 Officer and Director              1996
Peter J. Slocum(3)    ............ 1998     185,000            80,000          250,000 (4)
 Vice President, Engineering       1997     163,654            42,230          250,000
                                   1996
Robert B. Fougner  ............... 1998     155,000           105,000          200,000
 General Counsel and Secretary     1997     161,152 (5)        44,000
                                   1996     135,000               500
Sarah L. Engel(6)  ............... 1998     154,154            50,000          200,000 (7)               80,000 (8)
 Vice President Professional       1997     124,615            15,000          150,000                   62,904
 Services                          1996
Yosef A. Cohen(9)  ............... 1998     123,189                            250,000 (10)              17,903 (11)
 Chief Executive Officer,          1997     128,323            51,262           50,000                   18,951
 Algorithmic Research, Ltd.        1996
Fernand B. Sarrat(12)    ......... 1998     252,329            84,110                                 2,049,196 (13)
 Former President, Chief Executive 1997     300,000           100,000
 Officer and Director              1996      32,308               500        1,000,000
Thomas L. Butler(14)  ............ 1998     200,000           149,095                                    57,319 (15)
 Former Senior Vice President,     1997     146,154            85,000          200,000                    2,625
 Sales and Marketing  ............ 1996
John H. Daws(16)   ............... 1998     155,000            30,000                                    21,313 (17)
 Former Vice President,            1997     163,942            65,000           75,000
 Chief Financial Officer           1996     143,462               500           25,000

------------
 (1) Mr. Crowell commenced employment with the Company in January 1998.
 (2) Including a car allowance of $6,300 and, assuming an 8% interest rate, imputed interest in the amount of $50,519 on an interest free loan from the Company
 (3) Mr. Slocum commenced employment with the Company in February 1997.
 (4) Consists of an option to buy 250,000 shares of Common Stock that had been previously granted and was repriced in December 1998.
 (5) Includes $20,767 from a one-time distribution of royalties.
 (6) Ms. Engel commenced employment with the Company in January 1997.
 (7) Includes an option to buy 150,000 shares of Common Stock that had been previously granted and was repriced in December 1998.
 (8) Includes, assuming an 8% interest rate, imputed interest in the amount of $80,000 in 1998 and $62,904 in 1997 on an interest free loan from the Company.
 (9) Mr. Cohen commenced employment with the Company in September 1997.

                                         (Footnotes continued on following page)

                                       9



(Footnotes continued from previous page)


(10) Includes an option to buy 50,000 shares of Common Stock that had been previously granted and was repriced in December 1998.
(11) Consists of a car allowance of $8,381 in 1998 and $5,961 in 1997 and funds contributed to Mr. Cohen's retirement accounts in the amount of $9,522 in 1998 and $12,990 in 1997.
(12) Mr. Sarrat resigned from the Company in November 1998. He commenced employment with the Company in November 1996.
(13) Consists of a car allowance of $1,525 and $2,047,671 in payments made by the Company to Mr. Sarrat in connection with Mr. Sarrat's resignation from the Company and pursuant to the terms of an employment termination agreement. Of the amounts paid to Mr. Sarat, $2,000,000 was applied against an existing loan owed to the Company.
(14) Mr. Butler resigned from the Company in October 1998. Mr. Butler commenced employment with the Company in March, 1997.
(15) Constitutes a cash payment of $18,876 made in lieu of accrued vacation time, a car allowance of $6,300 and, assuming an 8% interest rate, imputed interest in the amount of $32,143 on an interest free loan from the Company in 1998 and a car allowance of $2,625 in 1997.
(16) Mr. Daws resigned from the Company in October 1998.
(17) Constitutes a cash payment of $21,313 made in lieu of accrued vacation time.


Option Grants In Last Fiscal Year

     The following table provides certain information with respect to stock options granted to the Named Executive Officers during the fiscal year ended December 31, 1998. In addition, as required by the Securities and Exchange Commission rules, the table sets forth the potential realizable value over the term of the option (the period from the date of grant to the expiration date) based on assumed rates of stock appreciation of 5% and 10%, compounded annually. These amounts are based on certain assumed rates of appreciation and do not represent the Company's estimate of future stock value. Actual gains, if any, on stock option exercises will be dependent on the future performance of the Common Stock. The option grants to Messrs. Crowell and Fougner and Ms.
Engel provide for 20% vesting on the date of the grant, with the remainder vesting monthly over the next four years. The option grants to Mr. Cohen vest 20% on the first anniversary of grant, with the remainder vesting monthly over the next four years. The terms of these option grants are ten years, subject to earlier termination upon the occurrence of certain events related to termination of employment.


                         Option Grants in Fiscal 1998




                                          Individual Grants
                       -------------------------------------------------------
                                                                                                  Potential Realizable
                                                                                                          Value
                          Number Of             % Of                                                       At
                                                                                                 Assumed Annual Rate Of
                         Securities         Total Options                                                 Stock
                         Underlying          Granted To       Exercise Price                     Price Appreciation For
                                                                                                       Option Term
                           Options          Employees In        Per Share        Expiration     -------------------------
Name                     Granted (#)       Fiscal Year(1)       ($/Sh)(2)           Date         5% ($)        10% ($)
---------------------- -----------------   ----------------   ----------------   ------------   -----------   -----------
William P. Crowell ...     400,000               11.18%            4.25             12/08       1,069,121      2,709,362
                           100,000                2.79%            4.625            12/08         290,864        737,106
Peter J. Slocum    ...     250,000 (3)            6.49%            4.25             12/06         507,296      1,215,063
Robert B. Fougner  ...     200,000                5.59%            4.25             12/08         534,560      1,354,681
Sarah L. Engel  ......      50,000                1.40%            3.1875           12/08         100,230        254,003
                            50,000 (3)            1.40%            4.25             12/06         101,459        243,013
Yosef A. Cohen  ......     200,000                5.59%            3.0625           12/08         385,198        976,167
                            50,000 (3)            1.40%            4.25             12/06         101,459        243,013
Fernand B. Sarrat  ...         --                  --                 --              --              --             --
Thomas L. Butler   ...         --                  --                 --              --              --             --
John H. Daws    ......         --                  --                 --              --              --             --

------------
(1) Based on a total of 1,254,322 new options granted to employees of the Company in 1998, including the Named Executive Officers and 2,324,000 options which were repriced in 1998, including those held by the Named Executive Officers.
(2) All options were granted at an exercise price equal to the fair market value based on the closing market value of a share of the Company's Common Stock on the Nasdaq National Market on the date the options were granted.
(3) Consists of options to buy Common Stock which were previously granted and subsequently were repriced in December 1998.

Option Exercises and Holdings

     The following table sets forth certain information with respect to stock options exercised by the Named Executive Officers during fiscal year 1998, including the aggregate value of gains on the date of exercise. In addition, the table sets forth the number of shares covered by stock options as of December 31, 1998, and the value of "in-the-money" stock options, which represent the positive spread between the exercise price of a stock option and the market price of the shares subject to such option on December 31, 1998.


           Aggregated Option Exercises In Last Fiscal Year And Fiscal
                             Year-End Option Values


                                                                       Number of
                                                                 Securities Underlying             Value of Unexercised
                                 Shares         Value             Unexercised Options                  In-the-Money
                                                               at December 31, 1998 (#)            at December 31, 1998
                               Acquired on     Realized     -------------------------------   -------------------------------
Name                          Exercise (#)      ($)(1)      Exercisable     Unexercisable     Exercisable     Unexercisable
---------------------------   --------------   ----------   -------------   ---------------   -------------   ---------------
William P. Crowell   ......          --              --        170,000         680,000                 0               0
Peter J. Slocum   .........          --              --            --          250,000               --                0
Robert B. Fougner    ......       20,000         225,000       173,514         169,776           252,172          16,497
Sarah L. Engel    .........          --              --         10,833         189,177             4,739          17,136
Yosef A. Cohen    .........          --              --          3,333         246,667             1,667          98,333
Fernand B. Sarrat    ......          --              --        583,333             --                  0             --
Thomas L. Butler  .........          --              --         60,000             --                  0             --
John H. Daws   ............        3,000          27,750        74,168          24,583            47,938          13,541

------------
(1) Calculated by determining the difference between the fair market value of the securities underlying the option on the date of exercise and the exercise price of the Named Executive Officers' respective options.
(2) Calculated by determining the difference between the fair market value of the securities underlying the option at December 31, 1998 ($3.625 per share) and the exercise price of the Named Executive Officers' respective options.



Employment Agreements

     The Company entered into an employment agreement with Mr. Crowell in December 1997, which agreement was amended in November 1998 (the "Crowell Agreement"). Under the terms of the Crowell Agreement, Mr. Crowell is to be employed by the Company until December 31, 2004 for an annual salary of $300,000 and is eligible for an annual performance bonus of $100,000. Pursuant to the terms of the Crowell Agreement, the Company has made a loan to Mr. Crowell in the amount of approximately $1,112,000 (the "Loan") to purchase a primary residence in California commensurate with his prior residence in Maryland. The Loan will be interest free for the period of his employment and secured by a deed of trust on Mr. Crowell's principal residence. Under the Crowell Agreement, Mr. Crowell received a grant of options covering 350,000 shares of the Company's Common Stock which options vest over a period of five years from the date of his employment, a second grant of 500,000 options with 20% vesting upon the grant in December 1998, and the balance vesting ratably over four years.

     In November 1998 the Company entered into a termination and severance agreement with Fernand B. Sarrat (the "Sarrat Termination Agreement") which terminated his employment agreement of November 1996 (the "Sarrat Employment Agreement"). Under the terms of the Sarrat Termination Agreement, Mr. Sarrat is entitled to receive severance payments equal to the amount of his salary under the Sarrat Employment Agreement until November 5, 1999. Upon completion of the severance payments Mr. Sarrat entered into a consulting agreement with the Company (the "Consulting Agreement") and will be entitled to payment of a consulting fee in the amount of $2,000 per month until November 2003, when the Consulting Agreement expires. Pursuant to the terms of the Sarrat Termination Agreement, the Company made a payment to Mr. Sarrat in the amount of approximately $2,000,000 which, after payment of taxes was offset against a relocation loan owed by Mr. Sarrat to the Company in the amount of $2,400,000 (the "Loan"). The Loan will be interest free for the period of the Consulting Agreement and is secured by a deed of trust on Mr. Sarrat's principal residence. Under the Sarrat Termination Agreement, Mr. Sarrat is allowed to defer exercise on options covering 300,000 shares of the Company's Common Stock until expiration of the Consulting Agreement.

     In November 1998, the Company's subsidiary Algorithmic Research, Ltd. amended its employment agreement with Mr. Yosef A. Cohen (the "Cohen Agreement") under which Mr. Cohen agreed to be employed as Algorithmic Research's Chief Executive Officer until December 31, 1999 at a salary of $250,000 per year and a potential performance bonus of $50,000 per year. At the end of its term, the Cohen Agreement will be automatically renewed for an additional three year period, unless terminated by either party on six months notice. Under the Cohen Agreement, Mr. Cohen received a grant of options covering 50,000 shares of the Company's Common Stock which options were repriced in December 1998 and will continue to vest over the following three year period beginning December 1998.

     In October 1998, the Company entered into a severance agreement with Thomas L. Butler (the "Butler Severance Agreement"). Under the terms of the Butler Severance Agreement, Mr. Butler is entitled to receive six months of severance payments in an amount equal to that which he would have received under his previous salary. In addition, Mr. Butler will have one year to pay in full the amount, including interest at a rate of 7%, owed to the Company under a previously issued loan.

     In  June  1998,  the Company entered into a retention agreement with Robert
B. Fougner (the "Fougner Retention Agreement"). Under the terms of the Fougner Retention Agreement, if Mr. Fougner's employment with the Company is terminated for any reason other than cause or if Mr. Fougner resigns under certain conditions, then the Company will be obligated to continue to pay Mr. Fougner's salary and bonus as well as provide certain benefits for six months following the termination, at a rate based on Mr. Fougner's salary and bonus for the preceding twelve months. In addition, the time period for the exercise of outstanding options previously issued to Mr. Fougner will be extended for a certain amount of time. In the case of a change in corporate control of the Company, the options previously issued to Mr. Fougner will immediately become fully vested.

     In February 1997, the Company entered an employment agreement with Ms. Engel (the "Engel Agreement"). Under the terms of the Engel Agreement, Ms. Engel is to be employed until February 2002 for an annual salary initially set at $150,000 and is eligible for an annual performance bonus of $30,000. Pursuant to the terms of the Engel Agreement, the Company has made a loan to Ms. Engel in the amount of approximately $1,000,000 (the "Loan") to purchase a primary residence in California commensurate with her prior residence in Virginia. The Loan will be interest free for the period of her employment and secured by a deed of trust on Ms. Engel's principal residence. Under the Engel Agreement, Ms. Engel received a grant of options covering 150,000 shares of the Company's Common Stock which options now vest over a period of three years from December, 1999.


Certain Transactions

     In 1998, the Company issued a $1,112,000 interest free loan to Mr. Crowell, the Company's Chief Executive Officer. The loan will remain interest free during the period of Mr. Crowell's employment with the Company, and is due in December 2004. The loan is secured by a deed of trust on Mr. Crowell's principal residence. As of December 31, 1998, the total amount outstanding was approximately $1,112,000.

     In 1997, the Company issued a $1,000,000 interest free loan to Ms. Engel, the Company's Vice President of Professional Services. The loan will remain interest free during the period of Ms. Engel's employment with the Company, and is due in March 2002. The loan is secured by a deed of trust on Ms. Engel's principal residence. As of December 31, 1998, the total amount outstanding was approximately $1,000,000.

     In 1997, the Company issued a $2,400,000 interest free loan to Mr. Sarrat, the Company's former Chief Executive Officer. Pursuant to a severance agreement, the loan will remain interest free until payment is due in full on November 3, 2003. The loan is secured by a deed of trust on Mr. Sarrat's principal residence. As of December 31, 1998, the total amount outstanding was $1,369,471.

     In  1998,  the  Company  issued  a  $1,047,533.12 interest free loan to Mr.
Butler, the Company's former Senior Vice President, Sales and Marketing. Pursuant to a severance agreement, Mr. Butler will repay the full principal amount due under the loan, plus interest at 7%, in monthly installments by October 30, 1999. The loan is secured by a deed of trust on Mr. Butler's principal residence. As of December 31, 1998, the total amount outstanding was approximately $900,000.


               REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD
                   OF DIRECTORS ON THE REPRICING OF OPTIONS

     The  Compensation  Committee of the Board of Directors resolved on December
11, 1998 to reprice certain stock option grants which were made to all employees, including Messrs. Cohen, Massie and Slocum and Ms. Engel, executive officers of the Company. At the time of repricing, the exercise prices of stock options held by these executive officers were significantly higher than the closing trading price for the Company's Common Stock. The Company granted an option to purchase the same number of shares granted under previous grants, at an exercise price equal to the closing sales price per share on the date of the grant (December 14, 1999), in cancellation of all of their existing rights to purchase shares of Common Stock under the previously held options. The repricing of the options was an acknowledgment of the importance to the Company of having equity incentives in the hands of key employees. Stock options which are "out of the money" provide no particular compensatory incentive if an employee is considering alternative opportunities. The Committee decided to include certain executive officers in the repricing because of the importance of their administrative and technical leadership to the success of the Company's business.


                          Ten-Year Option Repricings




                                                            Market                                    Length of
                                           Number of        Price of      Exercise                     Original
                                           Securities       Stock at      Price at                    Option Term
                                           Underlying       Time of       Time of         New        Remaining at
                                            Options        Repricing     Repricing      Exercise       Date of
            Name               Date       Repriced (#)        ($)           ($)        Price ($)      Repricing
---------------------------- ----------   --------------   -----------   -----------   -----------   --------------
Yosef A. Cohen  ............ 12/11/98         50,000         4.25           9.875        4.25          8 years
 Chief Executive Officer,
 Algorithmic Research, Ltd.
Sarah L. Engel  ............ 12/11/98        150,000         4.25          11.00         4.25          8 years
 Vice President,
 Professional Services
Paul Massie  ............... 12/11/98         85,106         4.25          11.75         4.25          8 years
 Vice President,
 Information Systems
Peter J. Slocum    ......... 12/11/98        250,000         4.25          11.875        4.25          8 years
 Vice President, Engineering

                                            The Compensation Committee


                                            Leo A. Guthart
                                            James H. Simons

                     REPORT OF THE COMPENSATION COMMITTEE
                           OF THE BOARD OF DIRECTORS

     This section is not "soliciting material," is not deemed "filed" with the Commission and is not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general language to the contrary.

     The Compensation Committee of the Board was formed in December 1995 and consists of Drs. Simons and Guthart. Decisions concerning the compensation of the Company's executive officers are made by the Compensation Committee and reviewed periodically by the full Board (excluding any interested director). Decisions concerning the compensation of the Company's executive officers are made by the Chief Executive Officer in consultation with members of the Compensation Committee. Policies concerning the terms of the 1994 Plan are determined by the Compensation Committee and administered by certain of the Company's executive officers.


Executive Officer Compensation Programs

     The objectives of the executive officer compensation programs are to attract, retain, motivate and reward key personnel who possess the necessary leadership and management skills, through competitive base salary, annual cash bonus incentives, long-term incentive compensation in the form of stock options, and various benefits, including medical and life insurance plans.

     The executive compensation policies of the Compensation Committee are intended to combine competitive levels of compensation and rewards for above average performance and to align relative compensation with the achievements of key business objectives, optimal satisfaction of customers, and maximization of shareholder value. The Compensation Committee believes that stock ownership by management is beneficial in aligning management and shareholder interests, thereby enhancing shareholder value.

     Base Salaries. Salaries for the Company's executive officers are determined primarily on the basis of the executive officer's responsibility, general salary practices of peer companies and the officer's individual qualifications and experience. Among other sources of information, the Compensation Committee and the Chief Executive Officer rely on reports from Radford Associates concerning competitive compensation practices in the Company's geographical region. The base salaries are reviewed annually and may be adjusted in accordance with certain criteria which include individual performance, the functions performed by the executive officer, the scope of the executive officer's on-going duties, general changes in the compensation peer group in which the Company competes for executive talent, and the Company's financial performance generally. The weight given each such factor may vary from individual to individual. Based on prior surveys, the base salaries for the Company's executive officers were at the approximate median of the base salary range for other executive officers in comparable positions at comparable companies in the Company's industry and geographical region.

     Incentive Bonuses. The Compensation Committee and the Chief Executive Officer believe that a cash incentive bonus plan can serve to motivate the Company's executive officers and management to address annual performance goals, using more immediate measures for performance than those reflected in the appreciation in value of stock options. The bonus amounts are based upon a subjective consideration of factors including such officer's level of responsibility, individual performance, contributions to the Company's success and the Company's financial performance generally.

     Stock Option Grants. Stock options are granted to executive officers and other employees under the 1994 Plan. Because of the direct relationship between the value of an option and the stock price, the Compensation Committee believes that options motivate executive officers to manage the Company in a manner that is consistent with shareholder interests. Stock option grants are intended to focus the attention of the recipient on the Company's long-term performance, which the Company believes results in improved shareholder value, and to retain the services of the executive officers in a competitive job market by providing significant long-term earning potential. To this end, stock options generally vest over a four-year period. However, the Compensation Committee continues to evaluate and consider revisions to the various terms and conditions of the Company's option agreements, specifically with respect to the duration of the option agreements, and the basis for issuing and vesting of awards. The principal factors considered in granting stock options to executive officers of the Company are prior performance, level of responsibility, other compensation and the executive
officer's ability to influence the Company's long-term       growth       and
profitability. However, the 1994 Plan does not provide any quantitative method for weighting these factors, and a decision to grant an award is primarily based upon a subjective evaluation of the past as well as future anticipated performance.

     Deductibility of Compensation. Section 162(m) of the Internal Revenue Code (the "IRC") disallows a deduction by the Company for certain compensation exceeding $1 million paid to any named executive officer, excluding, among other things, certain performance based compensation. Because the compensation figures for the Named Executive Officers have not approached the limitation, the Compensation Committee has not had to use any of the available exemptions from the deduction limit. However, the 1994 Plan is designed to qualify any compensation realized by Named Executive Officers from the exercise of an option as performance based compensation. The Compensation Committee remains aware of the existence of the IRC Section 162(m) limitations, and the available exemptions, and will address the issue of deductibility when and if circumstances warrant the use of such exemptions in addition to the exemption contemplated under the 1994 Plan.


Chief Executive Officer Compensation

     The compensation of the Chief Executive Officer is reviewed annually on the same basis as discussed above for all executive officers. Mr. Crowell's base salary for the fiscal year ended December 31, 1998 was $300,000. In addition, Mr. Crowell is eligible for an annual minimum bonus of $100,000. Mr. Crowell's base salary was established in part by comparing the base salaries of chief executive officers at other companies of similar size, the compensation for the Company's previous Chief Executive, and past proposals by competing candidates for the position of Chief Executive Officer. Based on prior surveys, the base salary offered to Mr. Crowell was at the approximate median of the base salary range for other Chief Executive Officers of comparable companies in the Company's industry and geographical region.


                                            The Compensation Committee


                                            Leo A. Guthart
                                            James H. Simons


          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company's Compensation Committee currently consists of Messrs. Guthart and Simons. Mr. King W.W. Harris, a former director of the Company, served on the Compensation Committee until his resignation from the Board in July 1998. No interlocking relationship exists between any member of the Company's Board of Directors or Compensation Committee and any member of the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past. No member of the Compensation Committee is or was formerly an officer or an employee of the Company or its subsidiaries.

                            STOCK PERFORMANCE GRAPH

     The following graph compares the percentage change in the cumulative total shareholder return on the Company's Common Stock from February 15, 1996, the date of the Company's initial public offering, through the end of the Company's fiscal year ended December 31, 1998, with the percentage change in the cumulative total return for the Nasdaq Composite Index and the Hambrecht &
Quist Technology Index. The comparison assumes an investment of $100 on February 15, 1996 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends. The stock performance shown on the graph below is not necessarily indicative of future price performance.


[The following descriptive data is supplied in accordance with Rule 304(d) of Regulation S-T]

                 COMPARISON OF 34 MONTH CUMULATIVE TOTAL RETURN
                            AMONG CYLINK CORPORATION,
                 THE NASDAQ STOCK MARKET (U.S. & FOREIGN) INDEX
                   AND THE HAMBRECHT & QUIST TECHNOLOGY INDEX

                                                   Cumulative Total Return
                                              ----------------------------------
                                                2/15/96   12/96   12/97   12/98

CYLINK CORPORATION                                100      87      65      24
NASDAQ STOCK MARKET (U.S. & FOREIGN)              100     118     144     199
HAMBRECHT & QUIST TECHNOLOGY                      100     118     138     215




                        INDEPENDENT PUBLIC ACCOUNTANTS

     PricewaterhouseCoopers LLP has served as the Company's independent accountants since 1994. The Board has selected PricewaterhouseCoopers LLP to serve as the Company's independent accountants for the fiscal year ending December 31, 1999. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting and the representative will have an opportunity to make a statement and to respond to appropriate questions.

                                 OTHER MATTERS


Section 16(a) Beneficial Ownership Reporting Compliance
     Section 16(a) of the Exchange Act requires the Company's directors, executive officers and persons who own more than 10% of the Company's Common Stock (collectively, "Reporting Persons") to file reports of ownership and changes in ownership of the Company's Common Stock. Reporting Persons are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) reports they file. Based solely on its review of the copies of such reports received or written representations from certain Reporting Persons, the Company believes that during the fiscal year ended December 31, 1998, all Reporting Persons complied with all applicable filing requirements, except that Mr. Cohen filed a late Form 3 in connection with his appointment as an executive officer in 1998.


Other Matters

     The Board of Directors knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the persons voting the proxies.

     It is important that the proxies be returned promptly and that your shares be represented. Shareholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.



                                            By  Order of the Board of Directors,



                                            /s/ William P. Crowell
                                            ------------------------------------
                                            William P. Crowell
                                            President   and   Chief   Executive
                                            Officer


April 19, 1999
Sunnyvale, California

                                   APPENDIX A

                                     PROXY

                               CYLINK CORPORATION

                               910 Hermosa Court
                        Sunnyvale, California 94086, USA

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING ON MAY 14, 1999


     The undersigned shareholder of Cylink Corporation hereby acknowledges receipt of the 1998 Annual Report to Shareholders and the Notice of Annual Meeting of Shareholders and the Proxy Statement, each dated April 16, 1999, for the Annual Meeting of Shareholders of Cylink Corporation to be held on Friday, May 14, 1999 at 2:00 p.m., local time at the Sheraton Four Points Hotel, 1100 North Mathilda Avenue, Sunnyvale, California 94089, and revoking all prior proxies, hereby appoints Roger Barnes and Robert Fougner, and each of them, as proxies and attorneys-in-fact, each with full power of substitution, and to represent and to vote, as designated on the reverse side, all shares of Common Stock of Cylink Corporation held on record by the undersigned on March 29, 1999 at the Annual Meeting to be held on May 14, 1999, or any postponement or adjournment thereof.

                CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE

Please mark your votes as this example.  [X]

Shares represented by this proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder(s). If no direction is given, this proxy will be voted for the election of all directors.

        1. Election of all nominees listed below to the Board of Directors as Class 1 directors to serve until the Year 2002 Annual Meeting and until their successors have been duly elected and qualified, except as noted (write the names, if any, of nominees for whom you withhold authority to vote).

       NOMINEES:         Elwyn Berlekamp, Paul Gauvreau and Regis McKenna

                         [  ] FOR ALL NOMINEES

                         [  ] WITHHOLD FROM ALL NOMINEES

                         [  ] __________________________
                              For All Nominees except as noted above

        2.  In  their  discretion,   the  proxies  and   attorneys-in-fact   are
            authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.


[  ] Mark here for address change and note below

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Please sign exactly as your name appears hereon. Joint owners sould each sign. When signing as attornery, executor, administrator, trustee or guardian, please give full title as such.

Signature:_____________________________      Date:______________________

Signature:_____________________________      Date:______________________